EXHIBIT 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following is the unaudited pro forma combined condensed consolidated financial information for Byline Bancorp, Inc. (“Byline”) and First Evanston Bancorp, Inc. (“First Evanston”), giving effect to the merger of First Evanston with and into Byline.  The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2018 give effect to the merger as if it occurred on January 1, 2017.  The actual completion date of the merger was May 31, 2018. An unaudited pro forma combined condensed consolidated statement of financial condition as of December 31, 2018 is not presented, as First Evanston’s statement of financial condition, including related acquisition accounting adjustments, have already been included in Byline’s consolidated statement of financial condition included in our Annual Report on Form 10-K for the year ended December 31, 2018, that we filed with the Securities and Exchange Commission on March 15, 2019.

The unaudited pro forma combined condensed consolidated financial statements have been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America (“GAAP”). Byline is the acquirer for accounting purposes. Certain immaterial reclassifications have been made to the historical financial statements of First Evanston to conform to the presentation in Byline’s financial statements.

As of May 31, 2018, the per share cash consideration was based on $27.0 million divided by the number of outstanding shares of First Evanston common stock as of that date, which equaled $16.136 per outstanding share. Based on the closing price per share of Byline’s common stock of $21.62 on May 31, 2018, as reported by the New York Stock Exchange, and 6,682,850 shares of Byline common stock issued with respect to the outstanding shares of First Evanston common stock, the stock consideration was valued at $144.5 million. Options to acquire 144,090 shares of First Evanston common stock that were outstanding at the time of the merger were converted into options to acquire 680,787 shares of Byline common stock, resulting in a consideration value of $7.6 million. The value of the total merger consideration at closing was $179.1 million.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results or financial condition of the combined company had the companies actually been combined at the dates indicated. The selected unaudited pro forma condensed combined financial information also does not consider any integration expenses, expense efficiencies or other potential effects of the merger.

BYLINE BANCORP, INC. AND FIRST EVANSTON BANCORP, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

(dollars in thousands, except share and per share data)	Byline	First Evanston Historical (a)	First Evanston (b)	First Evanston Historical Reclassification Adjustments *	Pro Forma Adjustments		Byline and First Evanston Combined Pro Forma
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$184,972	$10,177	$7,333	$100	$2,106	1	$204,688
Interest on securities	20,132	554	344	(27)	161	2	21,164
Other interest and dividend income	1,847	326	221	27	—		2,421
Total interest and dividend income	206,951	11,057	7,898	100	2,267		228,273
INTEREST EXPENSE
Deposits	19,329	1,348	1,049	—	8	3	21,734
Federal Home Loan Bank advances	6,160	—	—	—	—		6,160
Subordinated debentures and other borrowings	2,857	87	66	—	37	4	3,047
Total interest expense	28,346	1,435	1,115	—	45		30,941
Net interest income	178,605	9,622	6,783	100	2,222		197,332
PROVISION FOR LOAN AND LEASE LOSSES	18,795	300	100	—	—		19,195
Net interest income after provision for loan and lease losses	159,810	9,322	6,683	100	2,222		178,137
NON-INTEREST INCOME
Fees and service charges on deposits	6,445	484	399	(49)	—		7,279
Net gains on sales of loans	31,551	—	—	—	—		31,551
Wealth management and trust income	1,545	661	646	—	—		2,852
Other non-interest income	10,985	307	117	(143)	—		11,266
Total non-interest income	50,526	1,452	1,162	(192)	—		52,948
NON-INTEREST EXPENSE
Salaries and employee benefits	80,382	4,290	11,572	(19)	(8,696)	5	87,529
Occupancy expense and equipment, net	18,248	662	372	(77)	53	6	19,258
Loan and lease related expenses	6,109	—	11	43	—		6,163
Legal, audit and other professional fees	11,373	44	2,440	539	(5,640)	7	8,756
Data processing	18,242	624	685	—	(8,252)	5	11,299
Net loss recognized on other real estate owned and other related expenses	235	—	—	—	—		235
Regulatory assessments	1,744	200	120	—	—		2,064
Other intangible assets amortization expense	5,629	—	—	—	1,547	8	7,176
Advertising and promotions	1,723	239	365	(154)	—		2,173
Other non-interest expense	11,211	909	575	(424)	(25)	5	12,246
Total non-interest expense	154,896	6,968	16,140	(92)	(21,013)		156,899
INCOME BEFORE PROVISION FOR INCOME TAXES	55,440	3,806	(8,295)	—	23,235		74,186
PROVISION FOR INCOME TAXES	14,247	1,051	(2,912)	—	6,471	9	18,857
NET INCOME	41,193	2,755	(5,383)	—	16,764		55,329
Dividends on preferred shares	783	—	—	—	—		783
INCOME AVAILABLE TO COMMON STOCKHOLDERS	$40,410	$2,755	$(5,383)	$—	$16,764		$54,546
EARNINGS PER COMMON SHARE
Basic	$1.21	$1.65					$1.51
Diluted	$1.18	$1.60					$1.48
AVERAGE SHARES OUTSTANDING
Basic	33,292,619	1,672,625			2,746,377	10	36,038,996
Diluted	34,179,754	1,726,938			2,753,592	10	36,933,346

BYLINE BANCORP, INC. AND FIRST EVANSTON BANCORP, INC.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Information

(Table dollars in thousands, except share and per share data)

Note 1—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared under the acquisition method of accounting for business combinations.  The unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2018, is presented as if the acquisition occurred on January 1, 2017.   This pro forma information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company Byline and First Evanston would have been had Byline and First Evanston been combined during the periods presented.

Certain historical data of First Evanston has been reclassified on a pro forma basis to conform with Byline’s classifications.

Note 2—Purchase Price

At the effective time of the Mergers (the “Effective Time”), each share of First Evanston’s common stock (the “First Evanston common stock”) was converted into the right to receive: (1) 3.994 shares of Byline’s common stock, and (2) an amount in cash equal to $27.0 million divided by the number of outstanding shares of First Evanston common stock as of the closing date, with cash paid in lieu of any fractional shares. Options to acquire 144,090 shares of First Evanston common stock that were outstanding at the Effective Time were converted into options to acquire 680,787 shares of Byline common stock, resulting in consideration value of $7.6 million. The per share cash consideration was based on $27.0 million divided by the outstanding shares of First Evanston common stock, or $16.136 per outstanding share. Based on the closing price per share of Byline’s common stock of $21.62 on May 31, 2018, as reported by the New York Stock Exchange, and 6,682,850 shares of Byline common stock issued with respect to the outstanding shares of First Evanston common stock, the stock consideration was valued at $144.5 million. The value of the total merger consideration at closing was $179.1 million.

(a)

The financial information included in the First Evanston Historical column is derived from the unaudited interim condensed consolidated financial statements of First Evanston for the three months ended March 31, 2018.

(b)	Includes results of operations for First Evanston from April 1, 2018 through May 31, 2018, based on internal financial reports as provided by senior management of First Evanston.
1.

Adjustments to interest and fees on loans and leases reflect the change in loan and lease interest income due to estimated discount accretion associated with fair value adjustments of $28.0 million to acquired loans, assuming the loans had been acquired as of January 1, 2017. The discount accretion was calculated on the effective yield method over the estimated life of the acquired loan portfolio of approximately five years.

2.

Adjustments to interest on securities reflect the change in securities income due to estimated discount accretion associated with fair value adjustments of $1.9 million to acquired securities, assuming the securities had been acquired as of January 1, 2017. The discount accretion was calculated on the effective yield method over the estimated lives of the acquired securities of five years.

3.

Adjustments to interest on deposits reflect the change in deposit interest expense due to estimated premium amortization associated with fair value adjustments of $712,000 to acquired time deposits, assuming the time deposits had been acquired as of January 1, 2017. The premium amortization was calculated on the effective yield method over the weighted average estimated lives of the acquired time deposits of approximately one year.

BYLINE BANCORP, INC. AND FIRST EVANSTON BANCORP, INC.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

(Table dollars in thousands, except share and per share data)

4.

Adjustments to interest on borrowings reflect the change in interest expense due to estimated discount accretion associated with the fair value adjustments to assumed junior subordinated debentures issued to capital trust. Adjustments reflect the change in interest expense that would have resulted had the borrowings been acquired as of January 1, 2017. The discount accretion of the fair value adjustment associated with the junior subordinated debenture issued to capital trust of $1.5 million was calculated on the effective yield method over the estimated life of the acquired borrowings of approximately 17 years.

5.	Adjustments reflect the reversal of other operating expense related to the acquisition, which are nonrecurring, and will not have a continuing impact on the results of operations.
6.

Adjustments to occupancy and equipment expense reflect the premium amortization resulting from a fair value adjustment of acquired buildings of $3.0 million. The amortization of the discount is calculated based on a straight line basis over useful lives ranging from 18 to 33 years.

7.

Adjustments are to exclude transaction costs (e.g., advisory and legal) directly related to the acquisition of First Evanston, which are nonrecurring and will not have a continuing impact on the results of operations.

8.

Adjustments to other intangible assets amortization expense reflect the change in other expense that would have resulted from the amortization of the core deposit intangible of $19.1 million and customer relationship intangible of $3.2 million had the acquisition occurred as of January 1, 2017. The amortization of the core deposit intangible was calculated on an accelerated basis over an estimated life of approximately nine years and the amortization of the customer relationship intangible was calculated on a straight line basis over an estimated life of 12 years.

9.	Adjustments to provision for income taxes reflect recognition of tax expense associated with the adjusted net income before taxes assuming an effective tax rate of 27.85%.
10.	Common stock and stock options assumed to be issued by Byline in the merger.

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